UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2026

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 24, 2026, the Board of Directors (the "Board") of Insulet Corporation (the "Company") appointed Jonathan J. Mazelsky as a Class II director, effective July 1, 2026. Mr. Mazelsky will stand for election by stockholders at the Company’s 2027 Annual Meeting of Stockholders.

Mr. Mazelsky has been the Executive Chair of the board of directors of IDEXX Laboratories, Inc. since May 2026. He also served at IDEXX as President and Chief Executive Officer from October 2019 to May 2026, as Interim President and Chief Executive Officer from June 2019 to October 2019, and as Executive Vice President responsible for IDEXX’s North American Companion Animal Group Commercial Organization and key elements of their innovation portfolio from August 2012 to June 2019. From 2010 to 2012, he served as Senior Vice President and General Manager, Computed Tomography, Nuclear Medicine and Radiation Therapy Planning at Philips Healthcare, a subsidiary of Royal Philips Electronics (now named Royal Philips), where he also held roles of increasing responsibility from 2001 to 2010. Prior to joining Philips, Mr. Mazelsky was at Agilent Technologies, where he was an Executive in Charge from 2000 to 2002, leading the integration of Agilent’s Healthcare Group into Philips, and General Manager of Agilent’s Medical Consumables Business Unit from 1997 to 2000. From 1988 to 1996, Mr. Mazelsky held a number of roles at Hewlett Packard in finance, marketing and business planning.

He is currently a member of the board of directors of Dentsply Sirona Inc. Mr. Mazelsky has an M.B.A. from the University of Chicago Booth School of Business and a B.A. in Mathematics from the University of Rochester.

There are no arrangements or understandings between Mr. Mazelsky and any other persons pursuant to which he was selected as a director. There are no transactions involving Mr. Mazelsky required to be disclosed under Item 404(a) of Regulation S-K. As a non-employee director of the Company, Mr. Mazelsky will receive an initial grant of restricted stock units with a grant date fair value of $216,548, which represents a pro-rated $260,000 annual award. He will also receive cash compensation pursuant to the Company's non-employee director compensation program, as described in the “Non-Employee Director Compensation” section of Company's proxy statement filed with the Securities and Exchange Commission on April 6, 2026, as may be adjusted by the Board from time to time.

Item 7.01	Regulation FD Disclosures

On June 25, 2026, the Company issued a press release announcing the appointment of Mr. Mazelsky to the Board. A copy of that press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Descriptions
99.1	Press Release dated June 25, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

June 25, 2026	By:	/s/ John W. Kapples
	Name:	John W. Kapples
	Title:	Senior Vice President, General Counsel